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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2005

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28167 (Commission File Number)	52-2126573 (IRS Employer Identification No.)
600 Telephone Ave, Anchorage, Alaska 99503 (Address of principal executive offices)

Registrant's telephone number, including area code (907) 297-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On January 19, 2005, Alaska Communications Systems Group, Inc. (the "Company") announced an update to previously provided guidance for the quarter ended December 31, 2004. The press release is attached hereto as Exhibit 99.1.

ITEM 7.01    REGULATION FD DISCLOSURE

        On January 19, 2005, the Company announced that revenues for the quarter ended December 31, 2004 are expected to be between $74.5 million and $75.0 million, and confirmed that the Company is expected to be within its previously announced quarterly guidance for EBITDA. The Company's expected revenues for the quarter ended December 31, 2004 do not include revenues associated with a significant customer premise equipment contract which the Company had expected to recognize during the quarter. The delay in the Company's ability to recognize revenue relates to issues with the Company's sub-contractor. At this point, however, the sub-contractor is providing the Company with the additional contractors needed. As a result, the Company expects that it will recognize $1.6 million of revenue associated with this contract during the quarter ended March 31, 2005.

        In addition, during the quarter ended December 31, 2004 the Company:

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  repurchased on the open market $4.4 million principal amount of 9 7/8% senior notes due 2011, issued by its wholly owned subsidiary and $2.5 principal amount of 9 3/8% senior subordinated notes due 2009, issued by its wholly owned subsidiary. The outstanding aggregate principal amount of 9 7/8% senior notes due 2011 and 9 3/8% senior subordinated notes due 2009 at December 31, 2004 was $177.7 million and $147.5 million, respectively, and

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  received proceeds of approximately $7.8 million from the issuance of shares of common stock upon the exercise of previously outstanding options.

        Including the effect of the foregoing, the Company's cash balance as of December 31, 2004 is expected to be approximately $90.5 million, including approximately $4.7 million of restricted cash.

        The Company's fiscal year ended December 31, 2004. The Company's final results are not yet available and the above information is preliminary and is subject in all respects to completion of various internal analyses and procedures necessary to finalize the Company's financial statements and to the completion of the audit for the fiscal year ended December 31, 2004.

ITEM 8.01    OTHER EVENTS

        On January 18, 2004, the Company filed a preliminary prospectus supplement relating to a proposed offering of its common stock. The proposed offering is expected to raise approximately $75 million of gross proceeds and is part of the Company's previously announced refinancing plan (the "Refinancing Plan"). The preliminary prospectus has been filed with the Securities and Exchange Commission. Excerpts from the preliminary prospectus are included in Exhibit 99.2, which is incorporated by reference herein.

        On January 12, 2004, as part of the Company's Refinancing Plan, the Company's subsidiary, Alaska Communications Systems Holdings, Inc. ("ACSH") commenced tender offers and consent solicitations in respect of its outstanding 9 7/8% senior subordinated notes due 2009 and its 9 3/8% senior notes due 2011. A press release relating to these tender offers and consent solicitations is included as Exhibit 99.3 and is incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description
99.1	Alaska Communications Systems Group, Inc. Press Release dated January 19, 2005
99.2	Excerpts from Alaska Communications Systems Group, Inc.'s preliminary prospectus supplement dated January 18, 2005
99.3	Alaska Communications Systems Group, Inc. Press Release dated January 12, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Date: January 18, 2005	By:	/s/ DAVID WILSON Name: David Wilson Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Alaska Communications Systems Group, Inc. Press Release dated January 19, 2005
99.2	Excerpts from Alaska Communications Systems Group, Inc.'s preliminary prospectus supplement dated January 18, 2005
99.3	Alaska Communications Systems Group, Inc. Press Release dated January 12, 2005

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SIGNATURES
EXHIBIT INDEX